FOR IMMEDIATE RELEASE
                             Contact:     Antonio L. DeLise
                                          President, Chief Executive Officer &
                                          Chief Financial Officer
                                          PubliCARD, Inc.
                                          (212) 651-3120



PubliCARD, INC. ANNOUNCES THIRD QUARTER RESULTS

     NEW YORK - November 10, 2003 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three and nine months ended September 30, 2003.

     Sales for the third quarter of 2003 increased to $1,417,000, compared to $1,298,000 a year ago driven by a 6% increase from foreign currency changes. Excluding the impact of foreign currency changes, sales in 2003 increased by 3%. The Company reported a net loss for the quarter ended September 30, 2003 of $749,000, or $0.03 per share, compared with a net loss of $2,343,000, or $0.10 per share, a year ago. The results for 2002 include a charge of $2,068,000 to write-down a minority investment and income from discontinued operations of $1,066,000. As of September 30, 2003, cash and short-term investments totaled $1,391,000.

     For the nine months ended September 30, 2003, sales increased to $4,023,000 compared to $3,513,000 a year ago driven by an 11% increase from foreign currency changes. Excluding the impact of foreign currency changes, sales in 2003 increased by 4%. The Company reported a net loss of $678,000, or $.03 per share, for the nine months ended September 30, 2003 versus a net loss of $4,839,000, or $.20 per share, in 2002. The 2003 results include a gain of $1,705,000 relating to two separate settlements with various historical insurers that resolve certain claims (including certain future claims) under policies of insurance issued to the Company by those insurers.


     In October 2003, the Company announced it had reached a settlement with a third insurer and sold a parcel of unused land. The Company expects to receive additional proceeds from these two transactions aggregating approximately $2,750,000 in cash in the fourth quarter of 2003.

About PubliCARD, Inc.
     Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

     Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, continued listing and liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 as filed with the SEC.

                                (table to follow)

                                PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                       (in thousands, except share data)
                                  (unaudited)



                                    Three Months Ended        Nine Months Ended
                                      September 30,             September 30,
                                    -----------------        -----------------
                                    2003         2002        2003         2002
                                    ----         ----        ----         ----
Sales                             $  1,417     $  1,298    $  4,023    $  3,513

Cost of sales                          645          648       1,876       1,804
                                  --------     --------    --------    --------
  Gross margin                         772          650       2,147       1,709
                                  --------     --------    --------    --------

Operating expenses:
  General and administrative           676          811       2,067       2,505
  Sales and marketing                  415          467       1,420       1,366
  Product development                  169          145         414         392
  Amortization of intangibles           10          144          30         432
                                  --------     --------    --------    --------
                                     1,270        1,567       3,931       4,695
                                  --------     --------    --------    --------
  Loss from operations                (498)        (917)     (1,784)     (2,986)
                                  --------      --------    --------    --------


Other income (expenses):

  Interest income                        3           40          10          69

  Interest expense                      (3)         (18)         (8)        (39)

  Cost of pensions - non-operating    (255)        (225)       (697)       (649)

  Insurance recoveries                  (2)          --       1,705          --
  Write-down of minority investment     --       (2,068)         --      (2,068)
 Other income (expenses), net            6         (221)         96        (232)
                                  --------     --------    --------    --------
                                      (251)      (2,492)      1,106      (2,919)
                                  --------     --------    --------    --------

Net loss from continuing
  operations                          (749)      (3,409)       (678)     (5,905)

Discontinued operations                 --        1,066          --       1,066
                                  --------     --------    --------    --------

Net loss                          $   (749)    $ (2,343)   $   (678)   $ (4,839)
                                  ========     ========    ========    ========


Basic and diluted earnings (loss)
  per common share:
  Continuing operations           $   (.03)    $   (.14)   $   (.03)   $   (.24)
  Discontinued operations               --          .04          --         .04
                                  --------     --------    --------    --------
                                  $   (.03)    $   (.10)   $   (.03)   $   (.20)
                                  ========     ========    ========    ========

Weighted average common shares
  outstanding                   24,534,652   24,190,902   24,428,402  24,175,902


See Note 1 below.

                                PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                  CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
                       (in thousands, except share data)



                                                September 30,      December 31,
                                                    2003               2002
                                                -------------      ------------
                                                 (unaudited)

                                ASSETS

Current assets:
  Cash, including short-term investments of
    $1,376 and $1,138 in 2003 and 2002,
    respectively                                  $   1,391          $   1,290
  Trade receivables, less allowance for
    doubtful accounts of $107 and $103 in
    2003 and 2002, respectively                       1,420                853
  Inventories                                           581                885
  Prepaid insurance and other                           165                375
                                                  ---------          ---------
    Total current assets                              3,557              3,403
                                                  ---------          ---------

Equipment and leasehold improvements, net               215                379
Goodwill and intangibles                                832                862
Other assets                                          3,295              3,295
                                                  ---------          ---------
                                                  $   7,899          $   7,939
                                                  =========          =========

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Trade accounts payable and overdraft            $   1,555          $    1,269
  Accrued liabilities                                 4,360               2,682
                                                  ---------          ----------
    Total current liabilities                         5,915               3,951

Other non-current liabilities                         3,656               4,990
                                                  ---------          ----------

Total liabilities                                     9,571               8,941
                                                  ---------          ----------

Commitments and contingencies (Note 6)

Shareholders' deficit:
  Class A Preferred Stock, Second Series, no
    par value: 1,000 shares authorized; 615 and
    765 issued and outstanding as of September 30,
    2003 and December 31, 2002, respectively          3,075               3,825
  Common shares, $0.10 par value: 40,000,000 shares
    authorized; 24,565,902 and 24,190,902 shares
    issued and outstanding as of September 30, 2003
    and December 31, 2002, respectively               2,457               2,419
  Additional paid-in capital                        107,881             107,169
  Accumulated deficit                              (112,702)           (112,024)
  Other comprehensive loss                           (2,383)             (2,391)
                                                  ---------           ---------
    Total shareholders' deficit                      (1,672)             (1,002)
                                                  ---------           ---------
                                                  $   7,899           $   7,939
                                                  =========           =========




See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

     The condensed consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for the years 2002, 2001 and 2000 and the nine months ended September 30, 2003. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $1.4 million at September 30, 2003. The Company also had a working capital deficit of $2.4 million and an accumulated deficit of $112.7 million at September 30, 2003.

     If the distress termination of the Company's defined benefit pension plan for which the Company has applied is completed, for which no assurance can be given, the Company's 2003 funding requirements for the plan could be eliminated, in which case management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through December 31, 2003. However, additional capital will be necessary in order to operate beyond December 2003 and to fund the current business plan and other obligations. While the Company is actively considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will eliminate the 2003 funding requirements for the defined benefit pension plan or be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it may not be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which could have a material adverse effect on its business and results of operations and could lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors' report on the Company's Consolidated Financial Statements for the year ended December 31, 2002 contained an emphasis paragraph concerning substantial doubt about the Company's ability to continue as a going concern.





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